Exhibit 10.2

LANZATECH
2023 LONG-TERM INCENTIVE PLAN

TABLE OF CONTENTS

1.	Purposes of the Plan	1
2.	Definitions	1
3.	Stock Subject to the Plan	4
4.	Administration of the Plan	5
5.	Eligibility for Awards	7
6.	Types and Terms of Awards	8
7.	Options and SARs	9
8.	Restricted Stock, Restricted Stock Units, and Unrestricted Stock	11
9.	Performance Awards	12
10.	Other Awards	12
11.	General Provisions Applicable to Awards	12
12.	Conditions Upon Issuance of Shares	13
13.	Adjustments	13
13.	Corporate Transactions	14
15.	Dissolution or Liquidation	15
15.	Effective Date and Term of Plan; Stockholder Approval	15
17.	Amendment, Suspension, or Termination of the Plan	16
18.	No Employment or Services Rights; Other Compensation and Benefits	16
19.	Section 409A	16
20.	Unfunded Status of Plan	17
21.	Electronic Signatures	17
22.	Recoupment; Clawback	17
23.	Construction	17
24.	Severability	17
25.	Governing Law	17
26.	Beneficiaries	17

1.    Purposes of the Plan
The purposes of this Plan are to attract, retain, incentivize, and reward top talent through stock ownership; to improve operating and financial performance; and to strengthen the mutuality of interest between eligible service providers and stockholders of LanzaTech Global, Inc. (the “Company”).
2.    Definitions
For purposes of the Plan, capitalized terms have the meaning provided below, or, if not provided below, as defined elsewhere in the Plan or an Award Agreement.
“Administrator” shall have the meaning set forth in Section 4(d) (Appointment of Committees).
“Award” means an award described in Section 6 (Types and Terms of Awards).
“Award Agreement” means the written or electronic agreement evidencing the grant of an Award, including any amendments and attachments thereto.
“Board” means the Board of Directors of the Company.
“Cashless Exercise” means a program approved by the Administrator in which payment of the Option exercise price or tax withholding obligations may be satisfied, in whole or in part, with Shares subject to the Option, including by delivery of an irrevocable direction to a securities broker (on a form prescribed by the Administrator) to sell Shares and to deliver all or part of the sale proceeds to the Company in payment of the aggregate exercise price and, if applicable, the amount necessary to satisfy the Company’s withholding obligations.
“Cause” means, with respect to the termination of Continuous Service, the term “Cause” (or similar term) that is expressly defined in a Grantee’s service agreement with the Company or a Subsidiary or Parent or, in the absence of such definition, in the applicable Award Agreement. In the absence of such a definition in a service agreement or an Award Agreement, “Cause” shall mean the Grantee’s: (i) performance of any act or failure to perform any act in bad faith and to the material detriment of the Company or any Subsidiary or Parent; (ii) unauthorized use, misappropriation, destruction, or diversion of any tangible or intangible asset or corporate opportunity of the Company or any Parent or Subsidiary (including the improper use or disclosure of confidential or proprietary information); (iii) act of dishonesty, intentional misconduct, breach of fiduciary duty for personal profit, or material breach of or failure to abide by the terms of any agreement with the Company or any Subsidiary or Parent (including the Company’s code of conduct or other policies, including policies relating to confidentiality and reasonable workplace conduct); (iv) conviction (including any plea of guilty or nolo contendere) of any criminal act involving fraud, dishonesty, misappropriation, or moral turpitude, or which impairs the Grantee’s ability to perform the Grantee’s duties with the Company or any Parent or Subsidiary; (v) willful failure to cooperate with a bona fide internal investigation or an investigation by regulatory or law enforcement authorities, after being instructed by the Company to cooperate; (vi) engagement in sexual harassment while serving as a Service Provider; or (vii) engagement in sexual harassment or other misconduct within ten (10) years prior to commencement of service with the Company or any Parent or Subsidiary that would negatively impact the business or reputation of the Company or any Subsidiary or Parent that was not disclosed to the Administrator prior to the issuance of an Award.
“Code” means the Internal Revenue Code of 1986, as amended.
“Committee” means any committee of the Board that is composed of at least two non-employee directors of the Board.
“Common Stock” means the common stock of the Company.
“Company” means LanzaTech Global, Inc., a Delaware corporation, or any successor entity.
“Consultant” means any person other than an Employee or a Director (solely with respect to rendering services in such person’s capacity as a Director) who is engaged by the Company or any Subsidiary or Parent to render consulting or advisory services to the Company or such Subsidiary or Parent; provided, that such services are not in connection with the offer or sale of securities in a capital-raising transaction and do not directly or indirectly promote or maintain a market for the Company’s securities. Notwithstanding the foregoing, a person shall be treated as a Consultant under this Plan only if a Form S-8 Registration Statement under the Securities Act is available to register either the offer or the sale of the Company’s securities to such person.

“Continuous Service” means, except as otherwise provided in a Grantee’s agreement with the Company or a Subsidiary or Parent, the uninterrupted provision of services to the Company or a Parent or Subsidiary in any capacity of Employee, Director, Consultant, or other service provider. Continuous Service shall not be considered to be interrupted in the case of (i) any approved leave of absence; (ii) transfers among the Company, any Parent or Subsidiary, or any successor entities, in any capacity of Employee, Director, Consultant, or other service provider; or (iii) any change in status as long as the individual remains in the service of the Company or a Parent or Subsidiary in any capacity of Employee, Director, Consultant, or other service provider (except as otherwise provided in the Award Agreement). An approved leave of absence shall include sick leave, military leave, or any other authorized personal leave. If the Grantee does not return from an approved leave of absence, Continuous Service shall terminate as of the end of the approved leave of absence. Notwithstanding the foregoing, unless otherwise provided by the Administrator or required by law, a leave of absence that exceeds three (3) months shall not be treated as Continuous Service, unless the Grantee’s right to re-employment is guaranteed by statute or by contract upon expiration of such leave.
“Corporate Transaction” means any of the following:
(i) a transaction or series of related transactions in which any person (within the meaning of section 13(d)(3) or 14(d)(2) of the Exchange Act), other than any person who prior to such transaction or series of related transactions owns more than a majority of the Company’s Common Stock, becomes the beneficial owner (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of more than 50% of the combined voting power of the then outstanding voting securities of the Company; unless the stockholders of the Company immediately before such transaction or series of related transactions own, directly or indirectly, a majority of the combined voting power of the outstanding voting securities of the corporation or other entity resulting from such transaction or series of related transactions;
(ii) a consolidation or merger of the Company with or into another entity or a similar transaction involving the Company, unless the stockholders of the Company immediately before such consolidation, merger, or other transaction own, directly or indirectly, a majority of the combined voting power of the outstanding voting securities of the corporation or other entity resulting from such consolidation or merger;
(iii) during any twelve-month period, individuals who constitute the Board at the beginning of the twelve-month period cease for any reason to constitute at least a majority of the Board; provided that for purposes of this clause (iii), each Director who is first elected by the Board (or first nominated by the Board for election by the stockholders) by a vote of at least a majority of the Directors who were Directors at the beginning of the twelve-month period shall be deemed to have also been a Director at the beginning of such period;
(iv) the sale, lease, exclusive license, or other disposition of all or substantially all, as determined by the Board, of the consolidated assets of the Company, other than to an entity of which the stockholders of the Company immediately before such sale, lease, exclusive license, or other disposition own, directly or indirectly, a majority of the combined voting power of the outstanding voting securities in substantially the same proportions as their ownership of the outstanding voting securities of the Company immediately prior to such sale, lease, license, or other disposition; or
(v) the liquidation, dissolution, or winding up of the Company.
For the avoidance of doubt, a transaction will not constitute a Corporate Transaction if: (x) its sole purpose is to change the jurisdiction of the Company’s incorporation, or (y) its sole purpose is to create a holding company that will be owned in substantially the same proportions by the persons who held the Company’s securities immediately before such transaction.
Notwithstanding the foregoing, to the extent necessary to avoid adverse tax consequences under section 409A of the Code, a transaction will not be deemed a Corporate Transaction unless the transaction qualifies as a change in control event within the meaning of section 409A of the Code.
“Director” means a member of the Board or the board of directors of any Subsidiary.
“Disability” or “Disabled” means, with respect to a Grantee, the inability of such Grantee to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment that can be expected to result in death or that has lasted or can be expected to last for a continuous period of not less than twelve (12) months as provided in sections 22(e)(3) and 409A(a)(2)(c)(i) of the Code, and will be determined by the Administrator on the basis of such medical evidence as the Administrator deems warranted under the circumstances.
“Effective Date” means the closing of the Transaction.
“Effective Time” shall have the meaning set forth in Section 14 (Corporate Transactions).
“Employee” means any person, including Officers and Directors, employed by the Company or any Subsidiary.
“Exchange Act” means the Securities Exchange Act of 1934, as amended.
“Fair Market Value” means, as of any date, the value of Common Stock determined as follows:
(i) if the Common Stock is listed on one or more established stock exchanges or national market systems, including The Nasdaq Global Select Market, The Nasdaq Global Market or The Nasdaq Capital Market of The Nasdaq Stock Market LLC, its Fair Market Value shall be the closing sales price for such stock (or the closing bid, if no sales were reported) as quoted on the principal exchange or system on which the Common Stock is listed (as determined by the Administrator) on the date of determination (or, if no closing sales price or closing bid was reported on that date, as applicable, on the last trading date such closing sales price or closing bid was reported), as reported in The Wall Street Journal or such other source as the Administrator deems reliable;
(ii) if the Common Stock is regularly quoted on an automated quotation system (including the OTC Bulletin Board) or by a recognized securities dealer, its Fair Market Value shall be the closing sales price for such stock as quoted on such system or by such securities dealer on the date of determination, but if selling prices are not reported, the Fair Market Value of a share of Common Stock shall be the mean between the high bid and low asked prices for the Common Stock on the date of determination (or, if no such prices were reported on that date, on the last date such prices were reported), as reported in The Wall Street Journal or such other source as the Administrator deems reliable; or
(iii) if neither (i) nor (ii) above applies, the fair market value determined by the Board using any measure of value that the Board determines to be appropriate (including as it considers appropriate, relying on appraisals) in a manner consistent with the valuation principles under sections 409A and 422 of the Code, except as the Board may expressly determine otherwise.
“Grantee” means an individual who holds an Award.
“Incentive Stock Option” means an Option intended to qualify as an incentive stock option within the meaning of section 422 of the Code.
“Non-Qualified Stock Option” means an Option that fails to qualify or is not intended to qualify as an Incentive Stock Option.
“Option” means an option to purchase Shares.
“Parent” means a “parent corporation” of the Company, whether now or hereafter existing, as defined in section 424(e) of the Code.
“Performance Award” means the Awards granted under Section 9 (Performance Awards).
“Performance Goals” means the performance goals established in connection with the grant of Performance Awards.
“Performance Period” means a period of consecutive fiscal years, or portions thereof, over which Performance Awards are to be earned.
“Plan” means this LanzaTech 2023 Long-Term Incentive Plan, as may be amended or restated from time to time.
“Restricted Stock” means Shares issued under the Plan subject to restrictions determined by the Administrator and set forth in the applicable Award Agreement.

“Restricted Stock Units” means an Award based on the value of Common Stock that is an unfunded and unsecured promise to deliver Shares, cash, or other property upon the attainment of specified vesting or performance conditions as determined by the Administrator and set forth in the applicable Award Agreement.
“SAR” means a stock appreciation right entitling the Grantee to Shares, other property, or cash compensation, as determined by the Administrator and set forth in the applicable Award Agreement, measured by appreciation in the value of Common Stock.
“Securities Act” means the Securities Act of 1933, as amended.
“Service Provider” means an Employee, a Consultant, or a Director, as applicable.
“Share” means a share of Common Stock.
“Subsidiary” means a “subsidiary corporation” of the Company, whether now or hereafter existing, as defined in section 424(f) of the Code.
“Transaction” means the transaction contemplated by the Agreement and Plan of Merger (the “Merger Agreement”), dated as of March 8, 2022, by and among AMCI Acquisition Corp. II, a Delaware corporation (“AMCI”), AMCI Merger Sub, Inc., a Delaware corporation and wholly owned subsidiary of AMCI, and LanzaTech NZ, Inc., a Delaware corporation, as amended.
“Unrestricted Stock” means Shares issued under the Plan that are not subject to vesting, forfeiture, or similar restrictions pursuant to the applicable Award Agreement. For the sake of clarity, Shares that are only subject to restrictions on transfer, right of first refusal, market stand-off, and other similar restrictions shall not, by virtue of such restrictions, be deemed to be “Restricted Stock.”
3.    Stock Subject to the Plan
(a)    Reserved Shares
Subject to the provisions of Section 13 (Adjustments) and Section 14 (Corporate Transactions), the maximum aggregate number of Shares reserved and available for grant and issuance pursuant to Awards under this Plan is 10% of the aggregate number of Shares issued and outstanding immediately after the closing of the Transaction (the “Share Reserve”). In addition, subject to the provisions of Section 13 (Adjustments) and Section 14 (Corporate Transactions), the Share Reserve will automatically increase on January 1 of each year beginning on January 1, 2024, before the expiration of the Plan, by an amount equal to 3% of the total number of shares of the Company’s capital stock outstanding on December 31st of the preceding year; provided, that the Board may act prior to January 1st of a given year to provide that the increase for such year will be a lesser number of Shares. The Shares may be authorized, but unissued, or reacquired Common Stock.
(b)    Shares Returned to Plan
Any Shares covered by an Award (or portion of an Award) that is forfeited, canceled, reacquired by the Company prior to vesting, expired (whether voluntarily or involuntarily), satisfied without the issuance of Shares, withheld upon exercise of an Option or settlement of an Award to cover the exercise price or tax withholding, surrendered pursuant to an exchange, or otherwise terminated (other than by exercise) shall again be available for grant and issuance under the Plan, shall be deemed not to have been issued for purposes of determining the maximum aggregate number of Shares that may be issued under the Plan, and shall not reduce the Share Reserve. With respect to Awards that shall or may be settled in cash, only Shares actually issued pursuant to such Awards will cease to be available under the Plan; all remaining Shares under such Awards will remain available for future grant under the Plan. If any Shares that actually have been issued under the Plan pursuant to an Award are forfeited back to or reacquired by the Company pursuant to the failure to meet a contingency or condition required to vest such shares in the Grantee, a right of first refusal, a forfeiture provision, or repurchase by the Company, then the Shares that are forfeited or reacquired will revert to and again become available for future grant and issuance under the Plan.
(c)    Incentive Stock Option Limit
Subject to the Share Reserve and the provisions of Section 13 (Adjustments) and Section 14 (Corporate Transactions), the maximum aggregate number of Shares which may be issued pursuant to the exercise of Incentive

Stock Options will be 760,000,000 Shares (the “ISO Limit”). The purpose of this Section 3(c) (Incentive Stock Option Limit) is to comply with section 422 of the Code so that the Plan does not reach the ISO Limit before the Share Reserve by reason of Shares becoming available for issuance pursuant to Section 3(b) (Shares Returned to Plan), but not being available for issuance pursuant to the exercise of Incentive Stock Options.
(d)    Maximum Awards to Non-Employee Directors
Notwithstanding anything to the contrary in this Plan, the value of all Awards awarded under this Plan and all other cash compensation paid by the Company to any non-employee Director in any calendar year for service as a non-employee Director shall not exceed $1,000,000; provided, that such amount shall be $1,250,000 for the calendar year in which the applicable non-employee Director is initially elected or appointed to the Board. For the purpose of this limitation, the value of any Award shall be its grant date fair value, as determined in accordance with FASB ASC 718 or successor provision but excluding the impact of estimated forfeitures related to service-based vesting provisions.
4.    Administration of the Plan
(a)    Administration by the Board
Subject to Section 4(d) (Appointment of Committees) and Section 4(e) (Delegation to Officers), the Plan will be administered by the Board.
(b)    Powers of the Administrator
The Administrator shall have such powers and authority as may be necessary or appropriate for the Administrator to carry out its functions as described in the Plan, including the full discretionary authority to:
(i) grant Awards and determine recipients and terms thereof, including the type and number of Awards to be granted; the number of Shares or dollar amount to which an Award will relate; the purchase, exercise, or base price; the time or times when Awards may be exercised; vesting criteria and/or Performance Goals; any forfeiture, cancelation, or surrender events; any vesting acceleration or waiver of forfeiture restrictions; and any restriction or limitation regarding any Award or the Shares or other consideration relating thereto;
(ii) determine Fair Market Value;
(iii) prescribe and amend the terms of or form of any Award Agreements or document for use under the Plan or notices required to be delivered to the Company by Grantees under the Plan;
(iv) establish, determine, and measure Performance Goals;
(v) amend, modify, or terminate any outstanding Award pursuant to Section 11(c) (Amendment of Awards and Award Agreements);
(vi) accelerate the time at which an Award may first be exercised or the time during which an Award or any part thereof will vest, notwithstanding the provisions in the Award Agreement stating the time at which it may first be exercised or the time during which it will vest;
(vii) determine whether, to what extent, and under what circumstances (A) an Award may be settled in cash, Stock, other Awards, or other property; or (B) how the purchase price, exercise price, and/or tax withholding will be paid pursuant to Section 7(f) (Payment Upon Exercise); provided that the Administrator may not delegate this authority with respect to the Award of any officer of the Company subject to section 16 of the Securities Act;
(viii) determine whether conditions and events described in the Plan or in Award Agreements are satisfied, including whether a Grantee is disabled, whether a Corporate Transaction has occurred, and whether a Grantee’s employment or service has terminated with Cause;
(ix) determine the extent to which adjustments are required pursuant to Section 13 (Adjustments);
(x) adopt, amend, and/or repeal such administrative rules, guidelines, and practices relating to the Plan as it shall deem advisable;

(xi) construe and interpret the terms of the Plan and any Award Agreements entered into under the Plan and define terms not otherwise defined in the Plan or an Award Agreement;
(xii) make and approve corrections in the documentation or administration of any Award;
(xiii) pursuant to Section 4(h) (Foreign Award Recipients), adopt such modifications, procedures, and sub plans (including any modification to or procedures under such sub plans) as the Administrator determines are necessary or desirable to comply with applicable law in other countries in which the Company and any Parent or Subsidiary operate or have employees or other individuals eligible for Awards;
(xiv) determine and apply such policies and procedures as it deems appropriate to provide for clawback or recoupment of Awards, as provided under Section 22 (Recoupment; Clawback) or under the terms of an Award Agreement;
(xv) determine the effect of a Corporate Transaction on outstanding Awards, as provided under Section 6(d) (Substitute Awards in Business Transactions) and Section 14 (Corporate Transactions) of the Plan; and
(xvi) determine all facts and all other matters that must be determined in connection with the Plan or an Award or that are necessary to administer the Plan and/or any Award Agreement.
(c)    Action by the Administrator
All decisions by the Administrator shall be made in the Administrator’s sole discretion and shall be final and binding on all persons having or claiming any interest in the Plan or in any Award. The Administrator shall consider such factors as it deems relevant, in its sole and absolute discretion, to making decisions, determinations, and interpretations with respect to the Plan and any Award granted thereunder, including the recommendations or advice of any officer or other employee of the Company and such attorneys, consultants, and accountants as the Administrator may select. No director or person acting pursuant to the authority delegated by the Administrator shall be liable for any action or determination relating to or under the Plan that is made in good faith.
(d)    Appointment of Committees
To the extent permitted by applicable law, the Board may delegate by resolution any or all of its powers under the Plan to one or more Committees. All references in the Plan to the “Administrator” shall mean the Board, a Committee referred to in this Section 4(d) (Appointment of Committees), or the officers referred to in Section 4(e) (Delegation to Officers), in each case to the extent that the Board’s powers or authority under the Plan have been delegated to such Committee or officer(s). The Board may retain the authority to concurrently administer the Plan with any Committee or officer(s) and may, at any time, revest in the Board some or all of the powers previously delegated.
(e)    Delegation to Officers
To the extent permitted by applicable law, the Board or a Committee may delegate by resolution to one or more officers of the Company the power to grant Awards, subject to any limitations under the Plan, to Employees or officers of the Company or employees or officers of its present or future Subsidiaries, and to exercise such other powers under the Plan as the Board or a Committee may determine; provided, that the Board or a Committee shall fix certain material terms of the Awards to be granted by such officers and shall fix the maximum number of Shares subject to Awards that the officers may grant; provided further, however, that no officer shall be authorized to grant Awards to himself or herself or any such officer’s spouse (or former spouse), domestic partner, child, stepchild, grandchild, parent, stepparent, sibling, father-in-law, mother-in-law, son-in-law, daughter-in-law, brother-in-law, sister-in-law, grandparent, niece or nephew, including adoptive relationships.
(f)    Section 16 of the Exchange Act
(i) Notwithstanding Section 4(d) (Appointment of Committees) and Section 4(e) (Delegation to Officers), no delegation may be made by the Board or a Committee that would cause Awards or other transactions under the Plan to cease to be exempt from section 16(b) of the Exchange Act.

(ii) To the extent desirable to qualify transactions hereunder as exempt under Rule 16b-3 of the Exchange Act (“Rule 16b-3”), the transactions contemplated hereunder will be structured to satisfy the requirements for exemption under Rule 16b-3.
(g)    Indemnification
The Administrator shall not be liable for any act, omission, interpretation, construction, or determination made in good faith in connection with the Plan. In addition to such other rights of indemnification as they may have, members of the Board and any Committee (and any individuals to whom authority to act for the Board or Committee is delegated in accordance with the Plan) shall be defended and indemnified by the Company to the extent permitted by applicable law against all reasonable expenses, including attorneys’ fees, actually and necessarily incurred in connection with the defense of any claim, investigation, action, suit, or proceeding; or in connection with any appeal therein, to which they or any of them may be a party by reason of any action taken or failure to act under or in connection with the Plan or any Award granted hereunder, and against all amounts paid by them in settlement thereof (provided such settlement is approved by the Company) or paid by them in satisfaction of a judgment in any such claim, investigation, action, suit, or proceeding, except in relation to matters as to which it shall be adjudged in such claim, investigation, action, suit, or proceeding that such person is liable for gross negligence, bad faith, or intentional misconduct. Upon the institution of any such claim, investigation, action, suit, or proceeding, any such indemnified person against whom a claim is made shall notify the Company in writing and give the Company the opportunity, within thirty (30) days after such notice and at its own expense, to handle and defend the same before such indemnified person undertakes to handle it on his or her own behalf.
(h)    Foreign Award Recipients
Notwithstanding any provision of the Plan to the contrary and in addition to those powers enumerated in Section 4(b) (Powers of the Administrator), in order to comply with applicable law in other countries in which the Company and any Parent or Subsidiary operate or have employees or other individuals eligible for Awards, the Administrator, in its sole discretion, shall have the power and authority to: (i) determine which Subsidiaries, if any, shall be covered by the Plan; (ii) determine which individuals, if any, outside the United States are eligible to participate in the Plan; (iii) modify the terms and conditions of any Award granted to individuals outside the United States to comply with foreign applicable law; (iv) establish sub plans and modify exercise procedures and other terms and procedures, to the extent the Administrator determines such actions to be necessary or advisable to (A) comply with provisions of the laws of jurisdictions outside of the United States in which the Company or any Subsidiary may operate; (B) satisfy securities, tax, or other laws of various jurisdictions in which the Company intends to grant Awards; or (C) qualify for favorable tax treatment under applicable foreign laws; provided, however, that no such sub plans and/or modifications to such sub plans shall increase the share limitation contained in Section 3 (Stock Subject to the Plan); and (v) take any action, before or after an Award is made, that the Administrator determines to be necessary or advisable to obtain approval or comply with any local governmental regulatory exemptions or approvals.
(i)    Addenda
The Administrator may approve such addenda to the Plan as it may consider necessary or appropriate for the purpose of granting Awards to Employees, Directors, or Consultants, which Awards may contain such terms and conditions as the Administrator deems necessary or appropriate to accommodate differences in local law, tax policy, or custom, which, if so required under applicable law, may deviate from the terms and conditions set forth in this Plan. The terms of any such addenda shall supersede the terms of the Plan to the extent necessary to accommodate such differences but shall not otherwise affect the terms of the Plan as in effect for any other purpose.
5.    Eligibility for Awards
Awards other than Incentive Stock Options may be granted to Employees, Directors, and Consultants; provided that, to the extent required to avoid accelerated taxation and/or tax penalties under section 409A of the Code, an Option or a SAR may be granted only to Employees, Directors, and Consultants with respect to whom the Company is an “eligible issuer of service recipient stock” within the meaning of section 409A of the Code. Incentive Stock Options may be granted only to Employees.

6.    Types and Terms of Awards
(a)    General
Awards may be made under the Plan in the form of (i) Options, (ii) SARs, (iii) Restricted Stock, (iv) Restricted Stock Units, (v) Unrestricted Stock, (vi) Performance Awards, and (vii) other stock-based awards or cash incentives that the Administrator determines are consistent with the purpose of the Plan and the interests of the Company.
(b)    Conditions of Awards
Subject to the terms of the Plan, the Administrator shall determine the provisions, terms, and conditions of each Award including, but not limited to, the Award vesting schedule, restrictions and restriction periods, repurchase provisions, rights of first refusal, forfeiture provisions, form of payment (cash, Shares, or other consideration) upon exercise or settlement of the Award, payment contingencies, and satisfaction of any Performance Goals. Subject to the terms of the Plan, the Administrator may determine the effect on an Award of the Disability, death, termination or other cessation of employment or service, an authorized leave of absence, or other change in the employment or service relationship of the Grantee. All of the terms and conditions of an Award shall be as set forth in the applicable Award Agreement or in the Plan.
(c)    Discretion of Administrator
Except as otherwise provided by the Plan, each Award may be made alone or in addition or in relation to any other Award. The terms of each Award need not be identical, and the Administrator need not treat Grantees uniformly. In selecting persons to receive Awards under the Plan and in determining the type and amount of Awards to be granted under the Plan, the Administrator may consider any and all factors that it deems relevant or appropriate.
(d)    Substitute Awards in Business Transactions
Nothing contained in the Plan shall be construed to limit the right of the Administrator to grant Awards under the Plan in connection with the acquisition by the Company, whether by purchase, merger, consolidation, or other corporate transaction, of the business or assets of any corporation or other entity. Without limiting the foregoing, the Administrator may grant Awards under the Plan to an employee, consultant, or director of another company who becomes eligible to participate in the Plan by reason of any such business transaction in substitution for awards previously granted by such corporation or entity to such person. The terms and conditions of the substitute Awards may vary from the terms and conditions that would otherwise be required by the Plan solely to the extent the Administrator deems necessary for such purpose. Any Shares subject to these substitute Awards shall not be counted against any of the maximum share limitations set forth in Section 3 (Stock Subject to the Plan).
(e)    Rights of a Stockholder
A Grantee shall have no rights as a shareholder with respect to the Shares covered by an Award until the date the Grantee becomes the holder of record of such Shares. No adjustment shall be made for dividends or other rights for which the record date is prior to such date, except as provided by the Administrator.
(f)    Fractional Shares
In the case of any fractional Share resulting from the grant, vesting, payment, exercise of an Award (including the withholding of Shares to satisfy tax withholding requirements), or crediting of dividends under an Award, the Administrator shall have the full discretionary authority to (i) disregard such fractional Share, (ii) round such fractional Share to the nearest lower whole Share, or (iii) convert such fractional Share into a right to receive a cash payment.
(g) Leaves of Absence
The Administrator shall have the discretion to determine at any time whether and to what extent the vesting of an Award (or lapsing of the Company’s repurchase rights) shall be tolled during any leave of absence; provided, however, that in the absence of such determination, vesting of Awards (or lapsing of the Company’s repurchase rights) shall continue during any paid leave and shall be tolled during any unpaid leave (unless otherwise required by law, including the Uniform Services Employment and Reemployment Rights Act with respect to military leave).

7.    Options and SARs
(a)    General
The Administrator may grant Options and SARs under the Plan and determine the number of Shares to be covered by each Option and/or SAR; the exercise price; and such other terms, conditions, and limitations applicable to the exercise of each Option and/or SAR, as it deems necessary or advisable. Subject to Section 7(g) (Annual Limit on Incentive Stock Options), Options granted under the Plan may be either Incentive Stock Options or Non-Qualified Stock Options. To the extent that any Option does not qualify as an Incentive Stock Option, it shall be a Non-Qualified Stock Option.
(b)    Exercise Price
The exercise price per Share subject to an Option or SAR shall be determined by the Administrator at the time of grant but shall not be less than 100% of the Fair Market Value on the date of grant, unless the Board expressly determines otherwise and such Option or SAR complies with applicable law, including section 409A of the Code to the extent applicable. If an Employee owns or is deemed to own (by reason of the attribution rules of section 424(d) of the Code) more than 10% of the combined voting power of all classes of stock of the Company or any Subsidiary or Parent, and an Incentive Stock Option is granted to such Employee, the exercise price of such Incentive Stock Option shall not be less than 110% of the Fair Market Value on the grant date. Notwithstanding the foregoing, Options may be granted with a per Share exercise price, other than as required above, as a substitution for a stock option or stock appreciation right in accordance with and pursuant to section 424 of the Code, in the case of an Incentive Stock Option, and pursuant to section 409A of the Code, in the case of a Non-Qualified Stock Option.
(c)    Term of Options and SARs
The term of each Option and SAR shall be fixed by the Administrator and set forth in the Award Agreement; provided, however, that no Option or SAR shall be exercisable after the day immediately preceding the tenth anniversary of the date of grant. If an Employee owns or is deemed to own (by reason of the attribution rules of section 424(d) of the Code) more than 10% of the combined voting power of all classes of stock of the Company or any Subsidiary or Parent, and an Incentive Stock Option is granted to such Employee, such Option shall not be exercisable after the day immediately preceding the fifth anniversary of the date of grant. In accordance with section 422 of the Code, to the extent any Incentive Stock Option is exercised later than three (3) months after the Employee ceases to be employed by the Company or any Subsidiary, except in the case of death or Disability, it will be a Non-Qualified Stock Option.
(d)    Exercisability; Rights of a Stockholder
Subject to Section 7(j) (Non-Exempt Employees), Options and SARs shall become vested and/or exercisable at such time or times, whether or not in installments, as shall be determined by the Administrator and set forth in the applicable Award Agreement; provided, however, that the Administrator may at any time accelerate the vesting and/or exercisability of all or any portion of any Option or SAR. If the Administrator determines appropriate for the orderly administration of the Plan, the Administrator shall have the authority to designate a time or times during which otherwise exercisable Options or SARs may not be exercised. A Grantee shall have the rights of a stockholder only as to Shares acquired upon the exercise of an Option or SAR in accordance with the Plan and applicable Award Agreement (and not as to Shares underlying an unexercised Option or SAR) and the entry of such Grantee’s name as a stockholder in the books of the Company.
(e)    Exercise of Options and SARs
Options and SARs may be exercised in whole or in part by delivery to the Company of a written notice of exercise in such form of notice (including electronic notice) and manner of delivery as is specified by the Administrator, together with payment in full as specified in Section 7(f) (Payment Upon Exercise) for the number of Shares for which the Option or SAR is exercised. Shares subject to the Option or SAR will be delivered by the Company as soon as practicable following exercise. The Administrator may specify a reasonable minimum number of Shares with respect to which an Option or SAR may be exercised; provided that such minimum number will not prevent the Grantee from exercising the Option or SAR with respect to the full number of Shares with respect to which it is then exercisable. If someone other than the Grantee exercises an Option or SAR, then such person must submit documentation reasonably acceptable to the Company verifying that such person has the legal right to exercise the Option or SAR. Notwithstanding the foregoing, SARs may be settled in any form specified by the Administrator in the Award Agreement, including, but not limited to, the delivery of Shares, cash, or a combination of cash and Shares as deemed appropriate by the Administrator.
(f)    Payment Upon Exercise
No Shares or other consideration shall be delivered pursuant to any exercise of an Option or SAR until payment in full of all required tax withholding, and in the case of an Option, the aggregate exercise price. The consideration to be paid for the Shares to be issued upon exercise of an Option, including the method of payment, shall be determined by the Administrator (and, in the case of an Incentive Stock Option and to the extent required by applicable law, shall be determined at the time of grant) and may consist of: (1) cash; (2) check; (3) to the extent permitted under applicable law, delivery of a promissory note with such recourse, interest, security, redemption, and other provisions as the Administrator determines to be appropriate (subject to the provisions of section 153 of the Delaware General Corporation Law and any other applicable law); (4) cancellation of indebtedness; (5) other previously owned Shares that have a Fair Market Value on the date of surrender equal to the aggregate exercise price of the Shares as to which the Option is exercised; (6) a Cashless Exercise; (7) such other consideration and method of payment permitted under applicable law; or (8) any combination of the foregoing methods of payment. Notwithstanding anything to the contrary herein, unless the Administrator gives prior written approval, pursuant to Section 4(b)(vii), a Grantee shall not be entitled to satisfy the requirement of payment in full of any tax withholding, as set forth in this Section 7(f) (Payment Upon Exercise), through any Cashless Exercise or “net exercise” arrangement. Payment instruments will be received subject to collection.
(g)    Annual Limit on Incentive Stock Options
Each Option shall be designated in the Award Agreement as either an Incentive Stock Option or a Non-Qualified Stock Option. However, notwithstanding such designation, to the extent that the aggregate Fair Market Value of the Shares with respect to which Incentive Stock Options are exercisable for the first time by the Grantee during any calendar year (under all plans of the Company and any Subsidiary or Parent) exceeds $100,000, such Options shall be treated as Non-Qualified Stock Options. For purposes of this Section 7(g) (Annual Limit on Incentive Stock Options), Incentive Stock Options shall be taken into account in the order in which they were granted. The Fair Market Value of the Shares shall be determined as of the time the Option with respect to such Shares is granted.
(h)    Early Exercise
The Award Agreement for an Option may, but need not, include a provision whereby the Grantee may elect at any time, while an Employee, Director, or Consultant, to exercise any part or all of the Option prior to full vesting or the vesting of such portion. Any unvested Shares received pursuant to such exercise may be subject to a repurchase right in favor of the Company or any Subsidiary or Parent or to any other restriction the Administrator determines to be appropriate.
(i)    No Repricing; No Reload Grants
Except for adjustments pursuant to Section 13 (Adjustments), at any time when the exercise price of an Option or SAR exceeds the Fair Market Value of a Share, the Company shall not, without shareholder approval, reduce the exercise price of such Option or SAR or exchange such Option or SAR for a new Award with a lower (or no) exercise price or for cash. Options shall not be granted under the Plan in consideration for and shall not be conditioned upon the delivery of Shares to the Company in payment of the exercise price and/or tax withholding obligation under any other employee stock option.
(j)    Non-Exempt Employees
If an Option is granted to an Employee in the United States who is a non-exempt employee for purposes of the Fair Labor Standards Act of 1938, as amended, the Option will not be first exercisable until at least six (6) months following the date of grant of the Option (although the Option may vest prior to such date). Consistent with the provisions of the Worker Economic Opportunity Act, (i) if such non-exempt Employee dies or suffers a Disability, (ii) upon a Corporate Transaction, or (iii) upon the Grantee’s retirement (as such term may be defined in the applicable Award Agreement or the Grantee’s employment agreement, or, if no such definition exists, in accordance with the Company’s then current employment policies and guidelines), the vested portion of any Options held by such employee may be exercised earlier than six (6) months following the date of grant. The foregoing provision is intended to operate so that any income derived by a non-exempt Employee in connection with the exercise or vesting of an Option will be exempt from his or her regular rate of pay. To the extent permitted and/or required for compliance with the Worker Economic Opportunity Act to ensure that any income derived by a non-exempt Employee in connection with the exercise, vesting, issuance of any Shares or other property, or payment of any cash under any other Award will be exempt from the Employee’s regular rate of pay, the provisions of this Section 7(j) (Non-Exempt Employees) will apply to all types of Awards.
8.    Restricted Stock, Restricted Stock Units, and Unrestricted Stock
(a)    General
The Administrator shall determine the terms and conditions of each Award Agreement for Restricted Stock, Restricted Stock Units, and Unrestricted Stock. Award Agreements for Restricted Stock and Restricted Stock Units shall include such restrictions as the Administrator may impose, which restrictions may lapse separately or in combination at such time or times, in such installments or otherwise, as the Administrator may deem appropriate.
(b)    Stock Certificates
The Company may require that any stock certificates issued in respect of Shares of Restricted Stock shall be deposited in escrow by the Grantee, together with a stock power endorsed in blank, with the Company (or its designee). Following the expiration of the applicable restriction periods, the Company (or such designee) shall deliver the certificates no longer subject to such restrictions to the Grantee or if the Grantee has died, to the Grantee’s beneficiary, determined in accordance with Section 26 (Beneficiaries).
(c)    Forfeiture and the Option to Purchase
Except as otherwise determined by the Administrator or by agreement between the Grantee and the Company or a Subsidiary or Parent, upon a Grantee’s termination of Continuous Service (as determined under criteria established by the Administrator) for any reason during the applicable restriction period, the Company (or its designee) shall have the right, but shall not be obligated, (i) to repurchase from the Grantee all or part of the Shares of Restricted Stock still subject to restriction at their issue price or other stated or formula price; or (ii) to require forfeiture of such Shares, if issued, at no cost.
(d)    Rights as a Stockholder
Upon (i) the grant of an Award for Restricted Stock or for Unrestricted Stock or the settlement in Shares of Restricted Stock Units and (ii) payment of any applicable purchase price, the Grantee of such Award shall be entered as a stockholder on the books of the Company and considered the holder of record of such Shares. Without limiting the foregoing, the Grantee shall be entitled to (1) vote such Shares if, and to the extent, such Shares are entitled to voting rights, and (2) subject to Section 8(e) (Dividends; Dividend Equivalents), receive all dividends and any other distributions declared on such Shares; provided, however, that the Company is under no duty to declare any such dividends or to make any such distribution.
(e)    Dividends; Dividend Equivalents
Grantees who hold Restricted Stock shall be entitled to receive all dividends and other distributions paid with respect to those shares of Restricted Stock, unless determined otherwise by the Administrator. The Administrator will determine whether any such dividends or distributions will be automatically reinvested in additional shares of Restricted Stock and/or subject to the same restrictions on transferability as the Restricted Stock with respect to which they were distributed or whether such dividends or distributions will be paid in cash. The Administrator may, but need not, provide in the Award Agreement for Restricted Stock Units that the Company will pay or accrue dividend equivalents with respect to such Restricted Stock Units on each date dividends on Common Stock are paid prior to the settlement of the Restricted Stock Units, subject to such conditions as the Administrator may deem appropriate. The time and form of any such payment of dividend equivalents shall be specified in the Award Agreement.

(f)    Settlement of Restricted Stock Units
Restricted Stock Units may be settled in any form specified by the Administrator in the Award Agreement, including, but not limited to, the delivery of Shares, cash, or a combination of cash and Shares as deemed appropriate by the Administrator. At the time of grant, the Administrator may determine to impose such restrictions or conditions that delay such delivery to a date following the vesting of the Restricted Stock Units.
9.    Performance Awards
Performance Awards subject to vesting or payment based on the achievement of Performance Goals may be granted under the Plan. The Administrator shall determine the terms and conditions of the Performance Awards, including the number of Shares covered by the Award, the duration of the Performance Period, whether the Performance Award will be paid in Shares, other property, cash, or a combination of the forgoing, and any other terms and conditions. In all cases, the Administrator may condition the vesting or value of an Award upon the achievement of Performance Goals; any such Award shall constitute a Performance Award for purpose of this Plan. At the expiration of the Performance Period, the Administrator shall evaluate the Performance Award holder’s and/or the Company’s performance in light of any Performance Goals for such Performance Award, and shall determine the number of Shares (or other applicable payment measures) which have been earned. Each Performance Award shall be subject to an Award Agreement.
10.    Other Awards
(a)    Other Stock-Based Awards
Subject to the provisions of the Plan, the Administrator may grant other Awards that are valued in whole or in part by reference to, or are otherwise based upon, Common Stock. Such Awards may be granted either alone or in conjunction with other Awards granted under the Plan. Each such Award shall be confirmed by, and subject to, the terms of an Award Agreement.
(b)    Cash Incentive Awards
Subject to the provisions of the Plan, the Administrator may grant cash incentive awards.
11.    General Provisions Applicable to Awards
(a)    Transferability
Awards shall not be sold, assigned, transferred, pledged, or otherwise encumbered by the person to whom they are granted, either voluntarily or by operation of law, and may be exercised, during the lifetime of the Grantee, only by the Grantee. Notwithstanding the foregoing, the Administrator may provide, including in an Award Agreement, that the Award is transferable by will, by the laws of descent and distribution, or as permitted by applicable law. References to a Grantee, to the extent relevant in the context, shall include references to authorized transferees.
(b)    Withholding and Tax
The Grantee must satisfy all applicable federal, state, local, and foreign or other income and employment tax withholding obligations before the Company will deliver stock certificates (or such other consideration payable pursuant to the Award) or otherwise recognize ownership of Shares under an Award. The Company may decide to satisfy the withholding obligations through additional withholding on salary or wages. If the Company elects not to or cannot withhold from other compensation, the Grantee must pay the Company the full amount, if any, required for withholding. If provided for in an Award or approved by the Administrator in its sole discretion, the Grantee may satisfy such tax obligations in whole or in part by (i) having a broker tender to the Company cash equal to the withholding obligations, or (ii) delivery of Shares, including Shares retained from the Award creating the tax obligation, valued at their Fair Market Value; provided, however, that except as otherwise provided by the Administrator, the total tax withholding where stock is being used to satisfy such tax obligations cannot exceed the Company’s minimum statutory withholding obligations (based on minimum statutory withholding rates for federal and state tax purposes, including payroll taxes, that are applicable to such supplemental taxable income). Shares surrendered to satisfy tax withholding requirements must not be subject to any repurchase, forfeiture, unfulfilled vesting, or other similar requirements. The Grantee shall bear all taxes on all Awards and payments thereunder to the extent that no taxes are withheld, irrespective of whether withholding is required. The Company has no obligation to secure favorable tax treatment for any Grantee with respect to any Award or any payment thereunder.
(c)    Amendment of Awards and Award Agreements
The Administrator may amend, modify, or terminate any outstanding Award and Award Agreement, at any time and for any reason. The Grantee’s consent to such action shall be required unless:
(i) the Administrator determines that the action, taking into account any related action, would not materially and adversely affect the Grantee’s rights under the Plan;
(ii) the change is permitted under Section 12(b) (Non-U.S. Grantees), Section 13 (Adjustments), Section 14 (Corporate Transactions), or Section 19 (Section 409A); or
(iii) the Administrator determines that the action is required or advisable in order for the Company, the Plan, or the Award to satisfy any law or regulation or to meet the requirements of or avoid adverse financial accounting consequences under any accounting standard.
(d)    Trading Policy Restrictions
Option exercises and Awards under the Plan shall be subject to the Company’s insider trading policy, and such related restrictions, terms and conditions, or other policies as may be established by the Administrator from time to time.
12.    Conditions Upon Issuance of Shares
(a)    Compliance with Laws
The Plan, the Awards thereunder, and the obligation of the Company to deliver Shares (or other consideration) under such Awards, shall be subject to all applicable foreign, federal, state, and local laws, rules, and regulations; stock exchange rules and regulations; and such approvals by any governmental or regulatory agency as may be required. The Company shall not be required to register in a Grantee’s name or deliver Shares prior to the completion of any registration or qualification of such Shares under any foreign, federal, state, or local law; or any ruling or regulation of any government body which the Administrator shall determine to be necessary or advisable. To the extent the Company is unable to or the Administrator deems it infeasible to obtain authority from any regulatory body having jurisdiction, which authority is deemed by the Company’s counsel to be necessary to the lawful issuance and sale of any Shares hereunder, the Company shall be relieved of any liability with respect to the failure to issue or sell such Shares as to which such requisite authority shall not have been obtained. No Option or SAR shall be exercisable and no Shares shall be issued and/or transferable under any other Award unless a registration statement with respect to the Common Stock underlying such Award is effective and current or the Company has determined that such registration is unnecessary. The Company shall have no obligation to effect any registration or qualification of the Shares under foreign, federal, state, or local laws, rules, or regulations.
(b) Non-U.S. Grantees
In the event an Award is granted to or held by a Grantee who is employed or providing services outside the United States, the Administrator may, in its sole discretion, modify the provisions of the Plan (including any sub plan) or of such Award as they pertain to such individual to comply with applicable foreign law or to recognize differences in local law, currency, or tax policy. The Administrator may also impose conditions on the grant, issuance, exercise, vesting, settlement, or retention of Awards in order to comply with such foreign law and/or to minimize the Company’s obligations with respect to tax equalization for Grantees employed outside their home country.
13.    Adjustments
(a) In the event of any stock split, reverse stock split, stock dividend, reorganization, recapitalization, combination or exchange of shares, reclassification of shares, spin-off, or other similar change in capitalization or event, or any dividend or distribution to holders of Shares other than an ordinary cash dividend, (i) the number and class of securities available under the Plan, including the ISO Limit, (ii) the number and class of securities and exercise price per Share of each outstanding Option and SAR, (iii) the number of Shares subject to and the repurchase price per Share subject to each outstanding Restricted Stock Award (or restricted Share arrangement pursuant to each “early exercised” Option) and Restricted Stock Unit Award, and (iv) the terms of each other outstanding Award may be equitably adjusted (or substituted Awards may be made, if applicable) in the manner determined by the Administrator; provided, however, that each adjustment to Non-Qualified Stock Options or SARs shall satisfy the requirements of Treas. Reg. § 1.409A-1(b)(5)(v)(D) and each adjustment to Incentive Stock Options shall satisfy the requirements of Treas.Reg. § 1.424-1.
(b) If a majority of the shares which are of the same class as the shares that are subject to the Award are exchanged by whatever means for, converted into, or otherwise become (whether or not pursuant to a Corporate Transaction) shares of another corporation (the “New Shares”), the Board may unilaterally amend the Award to provide that the Award is for New Shares. In the event of any such amendment, the number of shares subject to the Award shall be adjusted in accordance with Section 13(a).
(c) Any adjustments made under this Section 13 (Adjustments) shall be made in a manner which does not adversely affect the exemption provided pursuant to Rule 16b-3.
14.    Corporate Transactions
(a) The Administrator may provide, in its sole discretion, with respect to the treatment of each outstanding Award (either separately for each Award (or portion of Award) or uniformly for all Awards), upon the consummation of a Corporate Transaction (such time to be referred to as the “Effective Time”), for any combination of the following:
(i) any or all outstanding Options and SARs shall become vested and immediately exercisable, in whole or in part;
(ii) any or all outstanding Restricted Stock or Restricted Stock Units shall become non-forfeitable, in whole or in part;
(iii) any Option or SAR shall be assumed by the surviving or successor company or canceled in exchange for substitute stock options or stock appreciation rights in a manner consistent with the requirements of Treas. Reg. § 1.409A-1(b)(5)(v)(D), in the case of a Non-Qualified Stock Option or SAR, and Treas. Reg. § 1.424-1(a), in the case of an Incentive Stock Option; any substitute stock option or stock appreciation right shall be vested to the extent the assumed Option or SAR was vested and, to the extent unvested, shall be subject to the same vesting schedule;
(iv) any Option or SAR that is not exercised as of the date of the Effective Time (including any Option or SAR that is not exercisable as of such date) shall be canceled for no consideration;
(v) any Option or SAR shall be canceled in exchange for cash and/or other substitute consideration with a value equal to (A) the number of Shares subject thereto, multiplied by (B) the difference, if any, between the Fair Market Value per Share on the date of the Corporate Transaction or the per share consideration payable to the Company’s stockholders in the Corporate Transaction (such per share consideration, the “Transaction Consideration”) and the exercise price per Share of that Option or SAR; provided, that if the Fair Market Value per Share on the date of the Corporate Transaction or the Transaction Consideration does not exceed such exercise price, the Administrator may cancel that Option or SAR without any payment of consideration therefor;
(vi) any Restricted Stock or Restricted Stock Unit shall be assumed by the successor corporation or canceled in exchange for restricted stock or restricted stock units in respect of the capital stock of any successor corporation;
(vii) any Restricted Stock shall be redeemed for cash and/or other substitute consideration with a value equal to (i) the Fair Market Value of an unrestricted Share on the date of the Corporate Transaction or (ii) the Transaction Consideration;
(viii) any Restricted Stock Unit shall, subject to Section 19 (Section 409A), be canceled in exchange for cash and/or other substitute consideration with a value equal to (i) the Fair Market Value per Share on the date of the Corporate Transaction or (ii) the Transaction Consideration; and/or

(ix) to the extent allowed under applicable law, such other modifications, substitutions, adjustments, or amendments to outstanding awards or the Plan as the Administrator deems necessary or appropriate.
(b) Subject to section 409A of the Code, in the event that an Award is treated as provided for in Section 14(a)(v), 14(a)(vii), or 14(a)(viii), such payment may be made in installments and may be deferred until the date or dates the Award would have become exercisable or vested. Such payment may be subject to vesting based on the Grantee’s continued service; provided that the vesting schedule shall not be less favorable to the Grantee than the schedule under which the Award would have become vested or exercisable. For this purpose, the Fair Market Value of any security shall be determined without regard to any vesting conditions that may apply to such security.
(c) In the event a successor or acquiring corporation (if any) refuses to assume, convert, replace, or substitute Awards, as provided in this Section 14 (Corporate Transactions), pursuant to a Corporate Transaction, then notwithstanding any other provision in this Plan to the contrary, such Awards shall have their vesting accelerate as to all shares subject to such Awards (and any applicable right of repurchase fully lapse) immediately prior to the Corporate Transaction. In addition, in the event such successor or acquiring corporation (if any) refuses to assume, convert, replace, or substitute Awards, as provided above, pursuant to a Corporate Transaction, the Administrator will notify the Grantee in writing or electronically that such Award will be exercisable for a period of time determined by the Administrator in its sole discretion, and such Award will terminate upon the expiration of such period.
(d) In taking any of the actions permitted under this Section 14 (Corporate Transactions), the Administrator shall not be obligated to treat all Grantees, all Awards, all Awards held by a Grantee, all portions of a single Award, or all Awards of the same type identically. Any substitute consideration issued to a Grantee pursuant to this Section 14 (Corporate Transactions) may include, to the extent determined by the Administrator, the right to receive consideration payable in the Corporate Transaction after the closing (e.g., in respect of an earn-out or escrow release); provided that, except to the extent the Administrator determines otherwise, any substitute consideration will be structured to avoid adverse tax consequences under section 409A of the Code (including pursuant to Treas. Reg. § 1.409A-3(i)(5)(iv)).
(e) As a condition to the receipt of an Award under this Plan, a Grantee will be deemed to have agreed that the Award will be subject to the terms of any agreement governing a Corporate Transaction involving the Company, including a provision for the appointment of a stockholder representative that is authorized to act on the Grantee’s behalf with respect to any escrow, indemnities, and/or contingent consideration.
15.    Dissolution or Liquidation
Notwithstanding Section 14 (Corporate Transactions), in the event of the winding up, dissolution, or liquidation of the Company, the Administrator will notify each Grantee, to the extent practicable, prior to the effective date of such proposed transaction. To the extent it has not been previously exercised or settled, an Award will terminate immediately prior to the consummation of such transaction, unless otherwise determined by the Administrator.
16.    Effective Date and Term of Plan; Stockholder Approval
(a)    Effective Date and Term of Plan
The Plan shall become effective as of the Effective Date and shall continue in effect until the day immediately preceding the ten-year anniversary of the earlier of (i) the date the Board adopts the Plan or (ii) the date the Company’s stockholders approve the Plan, unless sooner terminated.
(b)    Stockholder Approval
No Option or SAR granted under the Plan may be exercised, no Shares shall be issued under the Plan, and no Restricted Stock Unit shall be settled, until the Plan is approved by the Company’s stockholders. If such stockholder approval is not obtained within twelve (12) months after the date of the Board’s adoption of the Plan, then all Awards previously granted under the Plan shall immediately and automatically terminate and cease to be outstanding, and no further Awards shall be granted under the Plan.

17.    Amendment, Suspension, or Termination of the Plan
(a)    General
Subject to the terms of the Plan, the Board may at any time and from time to time, alter, amend, suspend, or terminate the Plan, in whole or in part; provided that the Board shall obtain stockholder approval of any Plan amendment to the extent necessary to comply with applicable law, rule, or regulation. In addition, in no event shall an amendment increase the maximum number of shares of Common Stock with respect to which Awards may be granted under the Plan without stockholder approval.
(b) Limitation on Grants of Awards
No Award may be granted during any suspension of the Plan or after termination or expiration of the Plan, but Awards previously granted may extend beyond that date.
(c)    No Effect on Outstanding Awards
Except as set forth in Section 16(b) (Stockholder Approval), no suspension or termination of the Plan shall materially adversely affect any rights under Awards outstanding at the time of such suspension or termination.
18.    No Employment or Services Rights; Other Compensation and Benefits
(a) The Plan shall not confer upon any Grantee any right to employment or service with the Company or any Subsidiary or Parent, nor shall it interfere in any way with the right of the Company or any Subsidiary or Parent to terminate the Grantee’s employment or service at any time and for any reason, with or without cause.
(b) The amount of any compensation deemed to be received by a Grantee pursuant to an Award shall not constitute includable compensation for purposes of determining the amount of benefits to which the Grantee is entitled under any other compensation or benefit plan or program of the Company or any Subsidiary or Parent, including under any bonus, pension, profit-sharing, life insurance, salary continuation, or severance benefits plan, except to the extent specifically provided by the terms of any such plan.
19.    Section 409A
(a) It is intended that the provisions of the Plan avoid the adverse consequences under section 409A of the Code, and all provisions of the Plan and Award Agreements shall be construed and interpreted in a manner consistent with that intent.
(b) No Grantee, or creditors, or beneficiaries of a Grantee, shall have the right to subject any deferred compensation (within the meaning of and subject to section 409A of the Code) payable under the Plan to any anticipation, alienation, sale, transfer, assignment, pledge, encumbrance, attachment, or garnishment, except as required by applicable law. Except as permitted under section 409A of the Code, any deferred compensation (within the meaning of and subject to section 409A of the Code) payable to any Grantee or for the benefit of any Grantee under the Plan may not be reduced by, or offset against, any amount owing by any such Grantee to the Company or any Subsidiary or Parent.
(c) If an Award is subject to section 409A of the Code and payment is due upon a termination of employment, payment shall be made upon a separation from service within the meaning of section 409A of the Code.
(d) If, at the time of a Grantee’s separation from service (within the meaning of section 409A of the Code), (i) such Grantee is a specified employee (within the meaning of section 409A of the Code), and (ii) an amount payable pursuant to an Award constitutes nonqualified deferred compensation (within the meaning of section 409A of the Code) the payment of which is required to be delayed pursuant to the six-month delay rule set forth in section 409A of the Code in order to avoid taxes or penalties under section 409A of the Code, then the Company shall not pay such amount on the otherwise scheduled payment date but shall instead pay it, without interest, on the first day of the seventh month following such separation from service.
(e) Notwithstanding any provision of the Plan to the contrary, the Administrator reserves the right to make amendments to any Award as the Administrator deems necessary or desirable to avoid the imposition of taxes or penalties under section 409A of the Code. In any case, a Grantee shall be solely responsible and liable for the satisfaction of all taxes and penalties that may be imposed on a Grantee or for a Grantee’s account in connection with an Award (including any taxes and penalties under section 409A of the Code), and neither the Company nor any Subsidiary or Parent, or any other person or entity, shall have any obligation to indemnify or otherwise hold such Grantee harmless from any or all of such taxes or penalties.
20.    Unfunded Status of Plan
The Plan is intended to constitute an “unfunded” plan for incentive and deferred compensation. With respect to the portion of any Award that has not been exercised and any payments in cash, Shares, or other consideration not received by a Grantee, a Grantee shall have no rights greater than those of a general creditor of the Company unless the Administrator shall otherwise expressly so determine in connection with any Award.
21.    Electronic Signatures
For purposes of the Plan, a document shall be considered to be executed if signed electronically pursuant to procedures approved by the Company.
22.    Recoupment; Clawback
Subject to the terms and conditions of the Plan, the Administrator may provide that any Grantee and/or any Award, including any Shares subject to an Award, is subject to any recovery, recoupment, clawback, and/or other forfeiture policy maintained by the Company from time to time.
23.    Construction
Captions and titles contained herein are for convenience only and shall not affect the meaning or interpretation of any provision of the Plan. Except when otherwise indicated by the context, the singular shall include the plural and the plural shall include the singular. Use of the term “or” is not intended to be exclusive, unless the context clearly requires otherwise. All references to sections of the Code shall include the relevant Treasury Regulation(s) thereunder, any successor to such regulation(s), and any Internal Revenue Service guidance that has been or may be promulgated thereunder from time to time. The word “include” shall mean to include, but not to be limited to.
24.    Severability
If any provision of the Plan or any Award is, becomes, or is deemed to be invalid, illegal, or unenforceable in any jurisdiction or as to any Grantee, such provision shall be construed or deemed amended to conform with applicable law, or if the provision cannot be so construed or deemed amended without, in the sole discretion of the Administrator, materially altering the intent of the Plan or the Award, such provision shall be severed as to the jurisdiction or the Grantee and the remainder of the Plan and any such Award shall remain in full force and effect.
25.    Governing Law
The validity and construction of the Plan and any Award Agreements thereunder shall be governed by the laws of the State of Delaware, excluding any conflicts or choice of law rules or principles that might otherwise refer construction or interpretation of any provision of the Plan or an Award Agreement to the substantive law of another jurisdiction.
26.    Beneficiaries
    Unless stated otherwise in an Award Agreement, a Grantee may designate one or more beneficiaries with respect to an Award by timely filing the prescribed form with the Company. A beneficiary designation may be changed by filing the prescribed form with the Company at any time before the Grantee’s death. If no beneficiary was designated or if no designated beneficiary survives the Grantee, the designated beneficiary shall be the Grantee’s estate and after a Grantee’s death any vested Award(s) shall be transferred or distributed to the Grantee’s estate.